Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide (“MVW”) Reports Third Quarter Financial Results
ORLANDO, Fla. – November 4, 2019 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter financial results.

In addition to a discussion of the third quarter reported results presented in accordance with United States generally accepted accounting principles (“GAAP”), to provide a more meaningful year-over-year comparison of financial results, the company is providing third quarter 2018 financial information in the financial schedules that follow that combine the third quarter reported 2018 financial results of the company with the financial results for the first two months of the 2018 third quarter for the brands and businesses acquired by the company in its acquisition of ILG, Inc. (“ILG”) in September 2018, conformed to the current year presentations.
Third Quarter 2019 Highlights:

•	Consolidated vacation ownership contract sales increased 40% to $390 million.

◦
On a combined basis, consolidated vacation ownership contract sales increased nearly 5%. After adjusting for a $7 million adverse impact from Hurricane Dorian (the “Hurricane”), sales would have increased 6.5%.

•
Net loss attributable to common shareholders was $9 million, or $0.21 loss per fully diluted share (“EPS”), compared to net loss attributable to common shareholders of $36 million, or $1.08 loss per fully diluted share, in the third quarter of 2018.

•	Adjusted net income attributable to common shareholders increased 83% to $86 million and Adjusted fully diluted EPS increased 39% to $1.97.

•	Adjusted EBITDA increased 89% to $190 million in the third quarter of 2019.

◦	On a combined basis, Adjusted EBITDA increased 18% and would have increased 21% excluding VRI Europe, which was disposed of in the fourth quarter of 2018.

◦	The company estimates that the Hurricane negatively impacted its third quarter Adjusted EBITDA by $1 million and expects the 2019 full-year impact to be $4 million.

•
The company received $38 million of insurance proceeds during the quarter related to business interruption losses at its Westin St. John property. These proceeds have been excluded from the company’s calculation of Adjusted EBITDA and Adjusted Free Cash Flow.

•	Subsequent to the end of the third quarter, the company completed a $315 million note securitization at a blended interest rate of 2.29 percent and a 98 percent advance rate.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 2

•	The company repurchased over 1.3 million shares of its common stock for $127 million in the third quarter of 2019 at an average price per share of $97.06.

◦
Subsequent to the end of the quarter, the company repurchased an additional 431 thousand shares of its common stock for $46 million bringing its year-to-date share repurchases to 4.1 million shares, or $388 million.

•	The company updated its 2019 guidance primarily to reflect the impact of the Hurricane.
“I’m very excited about the improvements we’ve been able to drive at the acquired vacation ownership brands contributing to our 18% Adjusted EBITDA growth in the third quarter on a combined basis,” said Stephen P. Weisz, president and chief executive officer. “The third quarter also marked the one-year anniversary of the ILG acquisition and the integration continues to progress nicely, which enabled us to recently increase our run-rate synergy target to $125 million by the end of 2021.”
Third Quarter 2019 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements increased 43% in the third quarter driven by a 40% increase in consolidated vacation ownership contract sales. On a combined basis, revenues excluding cost reimbursements increased 4% with consolidated contract sales increasing nearly 5%. Contract sales in the quarter were adversely impacted by $7 million due to the Hurricane.
Vacation Ownership segment financial results were $100 million for the third quarter of 2019. On a combined basis, Vacation Ownership segment Adjusted EBITDA increased 11% to $195 million in the third quarter and margin improved 180 basis points, excluding cost reimbursements.
Exchange & Third-Party Management
Exchange & Third-Party Management revenues totaled $112 million in the third quarter of 2019. Interval International average revenue per member increased 2% to $40.89 and active members totaled 1.7 million at the end of the third quarter of 2019.
Exchange & Third-Party Management segment financial results and Adjusted EBITDA were $46 million and $56 million, respectively, in the third quarter of 2019. On a combined basis, Exchange & Third-Party Management segment Adjusted EBITDA decreased 7% after adjusting 2018 to exclude VRI Europe.
Corporate and Other
Corporate and Other results, which consist primarily of general and administrative costs, decreased $19 million in the third quarter of 2019 as a result of synergy savings and lower compensation related expenses, partially offset by normal inflationary cost increases.
Balance Sheet and Liquidity
On September 30, 2019, cash and cash equivalents totaled $183 million. The inventory balance at the end of the third quarter included $840 million of finished goods and $59 million of work-in-progress. The company had $4.0 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the third quarter. This debt included $2.3 billion of corporate debt and $1.7 billion of non-recourse debt related to the company’s securitized notes receivable.
As of September 30, 2019, the company had $372 million in available capacity under its revolving credit facility.
Subsequent to the end of the third quarter, the company completed a $315 million note securitization at a blended interest rate of 2.29 percent and a 98 percent advance rate.
Subsequent to the end of the third quarter, the company issued $350 million of 4.750% senior notes due in 2028 and redeemed its 5.625% senior notes due in 2023 and repaid a portion of its outstanding borrowings under its Revolving Credit Facility.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 3

Proceeds from Asset Dispositions
As a result of the ILG Acquisition, the company performed a comprehensive review of its Vacation Ownership property and equipment including undeveloped parcels, future phases of existing resorts, operating hotels and other non-core assets, to determine the best strategic direction with respect to these assets. As a result of the review, the company currently expects proceeds from future asset dispositions to be between $160 million and $220 million.
2019 Hurricane Impact
During the third quarter of 2019, several properties in the company’s Vacation Ownership segment were negatively impacted by the Hurricane. As a result of mandatory evacuations, resort and sales center shutdowns, and cancellations of reservations and scheduled tours, the company estimates contract sales in the third quarter were adversely impacted by $7 million. In addition, the company estimates full year 2019 Adjusted EBITDA to be adversely impacted by roughly $4 million, of which $1 million related to the third quarter of 2019.
2019 Outlook
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2019 expected GAAP results for the company.

	Current Guidance
Net income attributable to common shareholders	$130 million	to	$144 million
Fully diluted EPS	$2.92	to	$3.23
Net cash provided by operating activities	$277 million	to	$307 million
2019 expected GAAP results and guidance above include an estimate of the impact of future spending associated with on-going ILG integration efforts.
The company updated its full year 2019 guidance as reflected in the chart below:

	Current Guidance
Adjusted free cash flow	$440 million	to	$490 million
Adjusted net income attributable to common shareholders	$342 million	to	$364 million
Adjusted fully diluted EPS	$7.67	to	$8.16
Adjusted EBITDA	$745 million	to	$775 million
Combined consolidated contract sales growth	5%	to	8%
Non-GAAP Financial Information
Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted free cash flow, adjusted development margin and adjusted and combined financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Third Quarter 2019 Earnings Conference Call
The company will hold a conference call on November 5, 2019 at 8:30 a.m. ET to discuss these results and the guidance for full year 2019. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

Investors will be able to access an audio replay of the conference call at ir.mvwc.com from 10:00 a.m. on November 5, 2019 until 10:00 p.m. on November 19, 2019. To access the replay, dial (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13695443.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 4

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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts, including guidance about full year 2019 results, expected full year 2019 GAAP results and expected synergies from the ILG acquisition. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, changes in supply and demand for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of November 4, 2019 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2019
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Operating Metrics	A-2
Adjusted Net Income Attributable to Common Shareholders, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA	A-3
Vacation Ownership Segment Financial Results	A-4
Consolidated Contract Sales to Adjusted Development Margin	A-5
Exchange & Third-Party Management Segment Financial Results	A-6
Corporate and Other Financial Results	A-7
Vacation Ownership and Exchange & Third-Party Management - Segment Adjusted EBITDA	A-8
Reconciliation of Combined Financial Information - Consolidated Results	A-9
Reconciliation of Combined Financial Information - EBITDA, Adjusted EBITDA and Adjusted Development Margin	A-10
Reconciliation of Combined Financial Information - Vacation Ownership Segment Financial Results	A-11
Reconciliation of Combined Financial Information - Exchange & Third-Party Management Segment Financial Results and Corporate and Other Financial Results	A-12
Reconciliation of Combined Financial Information - Segment Adjusted EBITDA	A-13
2019 Outlook - Adjusted Net Income Attributable to Common Shareholders, Adjusted Earnings Per Share - Diluted and Adjusted EBITDA	A-14
2019 Outlook - Adjusted Free Cash Flow	A-15
Non-GAAP Financial Measures	A-16

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
REVENUES
Sale of vacation ownership products	$350	$252	$1,001	$632
Management and exchange	231	126	709	274
Rental	149	90	472	239
Financing	72	48	209	119
Cost reimbursements	337	234	876	652
TOTAL REVENUES	1,139	750	3,267	1,916
EXPENSES
Cost of vacation ownership products	91	64	262	167
Marketing and sales	188	135	569	346
Management and exchange	115	65	349	140
Rental	111	74	323	191
Financing	23	19	70	40
General and administrative	68	53	225	114
Depreciation and amortization	33	18	106	29
Litigation charges	3	17	5	33
Royalty fee	27	19	79	50
Impairment	73	—	99	—
Cost reimbursements	337	234	876	652
TOTAL EXPENSES	1,069	698	2,963	1,762
(Losses) gains and other (expense) income, net	(5)	2	5	(4)
Interest expense	(31)	(14)	(100)	(23)
ILG acquisition-related costs	(32)	(78)	(94)	(98)
Other	1	—	1	(3)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	3	(38)	116	26
(Provision) benefit for income taxes	(10)	2	(50)	(15)
NET (LOSS) INCOME	(7)	(36)	66	11
Net income attributable to noncontrolling interests	(2)	—	(2)	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9)	$(36)	$64	$11

(LOSSES) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(0.21)	$(1.08)	$1.44	$0.39
Diluted	$(0.21)	$(1.08)	$1.43	$0.38

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
OPERATING METRICS
(Contract sales in millions)

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2019	September 30, 2018		September 30, 2019	September 30, 2018
Vacation Ownership
Total contract sales	$401	$283	42%	$1,164	$719	62%
Consolidated contract sales(1)	$390	$279	40%	$1,130	$715	58%
Consolidated VPG	$3,461	$3,515	(2%)	$3,370	$3,541	(5%)
Legacy-MVW
Consolidated contract sales(1)	$244	$242	1%	$713	$678	5%
VPG(2)	$3,789	$3,781	—%	$3,754	$3,727	1%
Legacy-ILG
Consolidated contract sales(1)	$146	$37	NM	$417	$37	NM
VPG	$3,232	$—	NM	$3,085	$—	NM

Exchange & Third-Party Management
Total active members at end of period (000's)(3)	1,701	1,802	NM	1,701	1,802	NM
Average revenue per member(3)	$40.89	$—	NM	$130.21	$—	NM

(1) 2019 third quarter and full year contract sales adversely impacted by more than $7 million from Hurricane Dorian (approximately $6 million at Legacy-MVW properties and $1 million at Legacy-ILG properties).

(2) Represents Legacy-MVW North America VPG.
(3) Only includes members of the Interval International exchange network.
COMBINED OPERATING METRICS
(Contract sales in millions)

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2019	September 30, 2018		September 30, 2019	September 30, 2018
Vacation Ownership
Total contract sales	$401	$385	4%	$1,164	$1,115	4%
Consolidated contract sales(1)	$390	$373	5%	$1,130	$1,074	5%
Consolidated VPG	$3,461	$3,367	3%	$3,370	$3,344	1%
Legacy-ILG
Consolidated contract sales(1)	$146	$131	11%	$417	$396	5%
VPG	$3,232	$2,966	9%	$3,085	$3,010	2%

Exchange & Third-Party Management
Total active members at end of period (000's)(2)	1,701	1,802	(6%)	1,701	1,802	(6%)
Average revenue per member(2)	$40.89	$39.97	2%	$130.21	$129.75	—%

(1) 2019 third quarter and full year contract sales adversely impacted by more than $7 million from Hurricane Dorian (approximately $6 million at Legacy-MVW properties and $1 million at Legacy-ILG properties).

(2) Only includes members of the Interval International exchange network.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
(Unaudited)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net (loss) income attributable to common shareholders	$(9)	$(36)	$64	$11
Certain items:
Litigation charges	3	17	5	33
Losses (gains) and other expense (income), net	5	(2)	(5)	4
ILG acquisition-related costs	32	78	94	98
Impairment	73	—	99	—
Purchase price adjustments	14	5	46	5
Share-based compensation (ILG acquisition-related)	—	7	—	7
Other	1	—	2	3
Certain items before provision for income taxes	128	105	241	150
Provision for income taxes on certain items	(33)	(21)	(62)	(32)
Adjusted net income attributable to common shareholders **	$86	$48	$243	$129
(Losses) earnings per share - Diluted	$(0.21)	$(1.08)	$1.43	$0.38
Adjusted earnings per share - Diluted **	$1.97	$1.42	$5.40	$4.39
Diluted Shares	43,383	32,782	45,096	29,355

Please see “Non-GAAP Financial Measures” for additional information about certain items.

EBITDA AND ADJUSTED EBITDA
	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net (loss) income attributable to common shareholders	$(9)	$(36)	$64	$11
Interest expense(1)	31	14	100	23
Tax provision	10	(2)	50	15
Depreciation and amortization	33	18	106	29
EBITDA **	65	(6)	320	78
Share-based compensation expense	9	13	29	23
Certain items before provision for income taxes(2)	116	93	202	138
Adjusted EBITDA **	$190	$100	$551	$239

(1) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.
(2) Excludes certain items included in depreciation and amortization and share-based compensation. Please see “Non-GAAP Financial Measures” for additional information about certain items.

ADJUSTED EBITDA BY SEGMENT
	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Vacation Ownership	$195	$123	$574	$315
Exchange & Third-Party Management	56	19	180	19
Segment adjusted EBITDA**	251	142	754	334
General and administrative	(61)	(42)	(204)	(95)
Consolidated property owners’ associations	—	—	1	—
Adjusted EBITDA**	$190	$100	$551	$239

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
REVENUES
Sale of vacation ownership products	$350	$252	$1,001	$632
Resort management and other services	125	91	384	239
Rental	135	86	423	235
Financing	71	48	206	119
Cost reimbursements	343	232	892	650
TOTAL REVENUES	1,024	709	2,906	1,875
EXPENSES
Cost of vacation ownership products	91	64	262	167
Marketing and sales	176	131	534	342
Resort management and other services	66	48	202	123
Rental	107	74	308	191
Financing	23	19	69	40
Depreciation and amortization	16	10	50	19
Litigation charges	2	17	4	33
Royalty fee	27	19	79	50
Impairment	73	—	99	—
Cost reimbursements	343	232	892	650
TOTAL EXPENSES	924	614	2,499	1,615
Gains and other income, net	1	1	9	2
Other	1	—	1	(3)
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	102	96	417	259
Net income attributable to noncontrolling interests	(2)	—	(1)	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$100	$96	$416	$259

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Consolidated contract sales	$390	$279	$1,130	$715
Less resales contract sales	(7)	(8)	(23)	(23)
Consolidated contract sales, net of resales	383	271	1,107	692
Plus:
Settlement revenue	10	6	30	14
Resales revenue	3	3	10	8
Revenue recognition adjustments:
Reportability	(2)	—	(40)	(16)
Sales reserve	(33)	(18)	(79)	(42)
Other(1)	(11)	(10)	(27)	(24)
Sale of vacation ownership products	350	252	1,001	632
Less:
Cost of vacation ownership products	(91)	(64)	(262)	(167)
Marketing and sales	(176)	(131)	(534)	(342)
Development margin	83	57	205	123
Revenue recognition reportability adjustment	2	1	28	11
Purchase price adjustment	3	—	8	—
Adjusted development margin **	$88	$58	$241	$134
Development margin percentage(2)	23.6%	22.5%	20.4%	19.3%
Adjusted development margin percentage(2)	24.8%	23.0%	23.2%	20.7%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
REVENUES
Management and exchange	$75	$28	$232	$28
Rental	14	4	48	4
Financing	1	—	3	—
Cost reimbursements	22	8	68	8
TOTAL REVENUES	112	40	351	40
EXPENSES
Marketing and sales	12	4	35	4
Management and exchange	15	8	48	8
Rental	7	2	22	2
Financing	—	—	1	—
Depreciation and amortization	11	6	35	6
Cost reimbursements	22	8	68	8
TOTAL EXPENSES	67	28	209	28
Gains and other income, net	1	—	1	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$46	$12	$143	$12

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
REVENUES
Management and exchange(1)	$31	$7	$93	$7
Rental(1)	—	—	1	—
Cost reimbursements(1)	(28)	(6)	(84)	(6)
TOTAL REVENUES	3	1	10	1
EXPENSES
Management and exchange(1)	34	9	99	9
Rental(1)	(3)	(2)	(7)	(2)
General and administrative	68	53	225	114
Depreciation and amortization	6	2	21	4
Litigation charges	1	—	1	—
Cost reimbursements(1)	(28)	(6)	(84)	(6)
TOTAL EXPENSES	78	56	255	119
(Losses) gains and other (expense) income, net	(7)	1	(5)	(6)
Interest expense	(31)	(14)	(100)	(23)
ILG acquisition-related costs	(32)	(78)	(94)	(98)
Other	—	—	—	—
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(145)	(146)	(444)	(245)
Provision for income taxes	(10)	2	(50)	(15)
Net income attributable to noncontrolling interests	—	—	(1)	—
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(155)	$(144)	$(495)	$(260)

(1) Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP AND EXCHANGE & THIRD-PARTY MANAGEMENT
SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)

VACATION OWNERSHIP

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$100	$96	$416	$259
Depreciation and amortization	16	10	50	19
EBITDA **	116	106	466	278
Share-based compensation expense	2	2	6	4
Certain items(1) (2)(3)(4)	77	15	102	33
SEGMENT ADJUSTED EBITDA **	$195	$123	$574	$315

EXCHANGE & THIRD-PARTY MANAGEMENT

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$46	$12	$143	$12
Depreciation and amortization	11	6	35	6
EBITDA **	57	18	178	18
Share-based compensation expense	—	—	2	—
Certain items(5)(6)	(1)	1	—	1
SEGMENT ADJUSTED EBITDA **	$56	$19	$180	$19

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items in the Vacation Ownership segment for the third quarter of 2019 consisted of $73 million of asset impairment, $2 million of purchase accounting adjustments, $2 million of litigation charges, and $1 million of acquisition costs, partially offset by $1 million of gains and other income.

(2) Certain items in the Vacation Ownership segment for the third quarter of 2018 consisted of $17 million of litigation charges related to a project in Hawaii, partially offset by $1 million of gains and other income and $1 million of purchase accounting adjustments.

(3) Certain items in the Vacation Ownership segment for the first nine months of 2019 consisted of $99 million of asset impairment, $7 million of purchase accounting adjustments, $4 million of litigation charges, and $1 million of acquisition costs, partially offset by $9 million of gains and other income.

(4) Certain items in the Vacation Ownership segment for the first nine months of 2018 consisted of $33 million of litigation charges (including $17 million related to a project in Hawaii, $11 million related to a project in San Francisco and $5 million related to a project in Lake Tahoe) and $3 million of acquisition costs associated with the then anticipated capital efficient acquisition of an operating property in San Francisco, partially offset by $2 million of gains and other income and $1 million of purchase accounting adjustments.

(5) Certain items in the Exchange & Third-Party Management segment for the third quarter of 2019 consisted of $1 million of gains and other income.
(6) Certain items in the Exchange & Third-Party Management segment for the first nine months of 2019 consisted of $1 million of purchase accounting adjustments offset by $1 million of gains and other income.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION
CONSOLIDATED RESULTS
THREE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
(Unaudited)

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
REVENUES
Sale of vacation ownership products	$88	$252	$340
Management and exchange	118	126	244
Rental	57	90	147
Financing	15	48	63
Cost reimbursements	43	234	277
TOTAL REVENUES	321	750	1,071
EXPENSES
Cost of vacation ownership products	22	64	86
Marketing and sales	54	135	189
Management and exchange	56	65	121
Rental	34	74	108
Financing	5	19	24
General and administrative	50	53	103
Depreciation and amortization	14	18	32
Litigation charges	—	17	17
Royalty fee	8	19	27
Cost reimbursements	43	234	277
TOTAL EXPENSES	286	698	984
Gains and other income, net	5	2	7
Interest expense	(6)	(14)	(20)
ILG acquisition-related costs	(32)	(78)	(110)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	2	(38)	(36)
Benefit for income taxes	—	2	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2	$(36)	$(34)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Per Legacy-ILG management’s internal records.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION
EBITDA, ADJUSTED EBITDA AND ADJUSTED DEVELOPMENT MARGIN
THREE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
(Unaudited)

EBITDA AND ADJUSTED EBITDA

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
Net (loss) income attributable to common shareholders	$2	$(36)	$(34)
Interest expense(3)	6	14	20
Tax provision	—	(2)	(2)
Depreciation and amortization	14	18	32
EBITDA **	22	(6)	16
Share-based compensation expense	5	13	18
Certain items before provision for income taxes(4)	33	93	126
Adjusted EBITDA **	$60	$100	$160

ADJUSTED DEVELOPMENT MARGIN

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
Sale of vacation ownership products	$88	$252	$340
Less:
Cost of vacation ownership products	22	64	86
Marketing and sales	42	131	173
Development margin	24	57	81
Revenue recognition reportability adjustment	(2)	1	(1)
Adjusted development margin **	$22	$58	$80
Development margin percentage(5)	27.8%	22.5%	23.9%
Adjusted development margin percentage(5)	26.4%	23.0%	23.9%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Per Legacy-ILG management’s internal records.
(3) Interest expense excludes consumer financing interest expense.
(4) Excludes certain items included in depreciation and amortization and share-based compensation.
(5) Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
THREE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
(Unaudited)

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
REVENUES
Sale of vacation ownership products	$88	$252	$340
Management fee and other revenue	33	91	124
Rental	45	86	131
Financing	14	48	62
Cost reimbursements	45	232	277
TOTAL REVENUES	225	709	934
EXPENSES
Cost of vacation ownership products	22	64	86
Marketing and sales	42	131	173
Resort management and other services	21	48	69
Rental	31	74	105
Financing	5	19	24
Depreciation and amortization	5	10	15
Litigation charges	—	17	17
Royalty fee	8	19	27
Cost reimbursements	45	232	277
TOTAL EXPENSES	179	614	793
Gains and other income, net	4	1	5
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$50	$96	$146

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Per Legacy-ILG management’s internal records.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS AND
CORPORATE AND OTHER FINANCIAL RESULTS
THREE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
(Unaudited)

EXCHANGE & THIRD-PARTY MANAGEMENT

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
TOTAL REVENUES	$95	$40	$135
TOTAL EXPENSES	(54)	(28)	(82)
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	41	12	53
Net income attributable to noncontrolling interests	(1)	—	(1)
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$40	$12	$52

CORPORATE AND OTHER

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
TOTAL REVENUES	$1	$1	$2
TOTAL EXPENSES	(53)	(56)	(109)
Gains and other income, net	1	1	2
Interest expense	(6)	(14)	(20)
ILG acquisition-related costs	(32)	(78)	(110)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(89)	(146)	(235)
Benefit for income taxes	—	2	2
Net loss attributable to noncontrolling interests	1	—	1
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(88)	$(144)	$(232)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Per Legacy-ILG management’s internal records.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION - SEGMENT ADJUSTED EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
(Unaudited)

VACATION OWNERSHIP

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$50	$96	$146
Depreciation and amortization	5	10	15
EBITDA **	55	106	161
Share-based compensation expense	(1)	2	1
Certain items	(3)	15	12
SEGMENT ADJUSTED EBITDA **	$51	$123	$174

EXCHANGE & THIRD-PARTY MANAGEMENT

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$40	$12	$52
Depreciation and amortization	6	6	12
EBITDA **	46	18	64
Share-based compensation expense	1	—	1
Certain items	—	1	1
SEGMENT ADJUSTED EBITDA **	$47	$19	$66

ADJUSTED EBITDA BY SEGMENT

	Legacy-ILG Reclassified** (July/August)(2)	MVW	Combined**
Vacation Ownership	$51	$123	$174
Exchange & Third-Party Management	47	19	66
Segment adjusted EBITDA**	98	142	240
General and administrative	(38)	(42)	(80)
Consolidated property owners’ associations	—	—	—
ADJUSTED EBITDA**	$60	$100	$160

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Per Legacy-ILG management’s internal records.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2019 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)

	Fiscal Year 2019 (low)	Fiscal Year 2019 (high)
Net income attributable to common shareholders	$130	$144
Adjustments to reconcile Net income attributable to common shareholders to Adjusted net income attributable to common shareholders
Certain items(1)	288	298
Provision for income taxes on adjustments to net income	(76)	(78)
Adjusted net income attributable to common shareholders **	$342	$364
Earnings per share - Diluted(2)	$2.92	$3.23
Adjusted earnings per share - Diluted ** (2)	$7.67	$8.16
Diluted shares	44.6	44.6

(1) Certain items adjustment includes $120 million to $130 million of anticipated ILG acquisition-related costs, $68 million of anticipated purchase price adjustments (including $57 million related to the amortization of intangibles), $99 million of asset impairments, $5 million of litigation charges and $1 million of other severance costs, partially offset by $5 million of gains and other income.

(2) Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through November 1, 2019.
** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2019 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2019 (low)	Fiscal Year 2019 (high)
Net income attributable to common shareholders	$130	$144
Interest expense(1)	131	131
Tax provision	75	81
Depreciation and amortization	140	140
EBITDA **	476	496
Share-based compensation expense	38	38
Certain items(2)	231	241
Adjusted EBITDA **	$745	$775

(1) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.
(2) Certain items adjustment includes $120 million to $130 million of anticipated ILG acquisition-related costs, $99 million of asset impairments, $11 million of anticipated purchase price adjustments, $5 million of litigation charges and $1 million of other severance costs, partially offset by $5 million of gains and other income.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2019 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2019 (low)	Fiscal Year 2019 (high)
Net cash provided by operating activities	$277	$307
Capital expenditures for property and equipment (excluding inventory)	(60)	(70)
Borrowings from securitization transactions	930	950
Repayment of debt related to securitizations	(770)	(780)
Free cash flow **	377	407
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	—	10
Inventory / other payments associated with capital efficient inventory arrangements	(41)	(41)
Certain items(2)	117	127
Change in restricted cash	(13)	(13)
Adjusted free cash flow **	$440	$490

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2018 and 2019 year ends.

(2) Certain items adjustment includes $120 million to $130 million of anticipated ILG acquisition-related costs and $25 million of litigation settlement payments, partially offset by $13 million of business interruption proceeds, $12 million of prior year Legacy-ILG net tax refunds and $3 million from the recovery of a portion of the fraudulently induced electronic payment disbursements made in 2018.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Certain Items Excluded from Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin
We evaluate non-GAAP financial measures, including Adjusted Net Income attributable to common shareholders, Adjusted EBITDA and Adjusted Development Margin, that exclude certain items in the three months and nine months ended September 30, 2019 and September 30, 2018, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and First Three Quarters Ended September 30, 2019
Certain items for the third quarter of 2019 consisted of $73 million of asset impairment charges, $33 million of acquisition costs (including $32 million of ILG acquisition-related costs and $1 million of other acquisition costs), $5 million of losses and other expenses, $2 million of purchase price adjustments, and $3 million of litigation charges.
Certain items for the first three quarters of 2019 consisted of $99 million of asset impairment charges, $95 million of acquisition costs (including $94 million of ILG acquisition-related costs and $1 million of other acquisition costs), $7 million of purchase price adjustments, $5 million of litigation charges, and $1 million of other severance costs, partially offset by $5 million of miscellaneous gains and other income.
Certain items - Quarter and First Three Quarters Ended September 30, 2018
Certain items for the third quarter of 2018 consisted of $78 million of ILG acquisition-related costs and $17 million of litigation charges, partially offset by $2 million of gains and other income. The net impact of purchase accounting adjustments to adjusted EBITDA was less than $1 million in the third quarter of 2018.
Certain items for the first three quarters of 2018 consisted of $101 million of acquisition costs (including $98 million of ILG acquisition-related costs and $3 million of acquisition costs associated with the then anticipated capital efficient acquisition of an operating property in San Francisco), $33 million of litigation charges (including $17 million related to a project in Hawaii, $11 million related to a project in San Francisco and $5 million related to a project in Lake Tahoe), and $6 million of losses and other expenses primarily resulting from fraudulently induced electronic payment disbursements made to third parties, partially offset by $1 million favorable true up of previously recorded costs associated with the 2017 Hurricanes (recorded in Gains and other income) and $1 million of miscellaneous gains and other income.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion in the preceding paragraph. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from our competitors.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of acquisition, litigation and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Combined Financial Information
The unaudited combined financial information presented herein combines Legacy-MVW and Legacy-ILG results of operation for the three months ended September 30, 2018, and is presented to facilitate comparisons with our results following the acquisition of ILG. We evaluate the combined financial information, and believe it provides useful information to investors, because it provides for a more meaningful comparison of our results following the acquisition of ILG with the results of the combined businesses for the prior year comparable period. The combined financial information for the quarter ended September 30, 2018 was derived by combining the MVW financial information for the quarter ended September 30, 2018 included in the Quarterly Report on Form 10-Q filed by MVW with the SEC on November 7, 2018, revised as described in the following sentence, which included results of operations for Legacy-ILG for September 2018, and the Legacy-ILG financial information for July and August 2018 included in ILG internal management records. MVW’s financial information for the quarter ended September 30, 2018 was revised as set forth in the "Quarterly Results" note to MVW’s consolidated financial statements included in MVW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 1, 2019. No other adjustments have been made to the Legacy-MVW or Legacy-ILG results to derive the combined financial information. The combined financial information is provided for informational purposes only and is not intended to represent or to be indicative of the actual results of operations that the combined MVW and ILG business would have reported had the ILG acquisition been completed prior to the beginning of fiscal year 2018 and should not be taken as being indicative of future combined results of operations. The actual results may differ significantly from those reflected in the combined financial information.

Debt to Adjusted EBITDA Ratio
We calculate debt to adjusted EBITDA ratio by dividing net debt by adjusted EBITDA, where net debt represents total gross debt less securitized debt, gross notes eligible for securitization at the end of such period at an estimated 85 percent advance rate, and cash and cash equivalents other than an estimated $150 million for working capital requirements, and adjusted EBITDA is the sum of the last four quarters of adjusted EBITDA for MVW, plus an additional $86 million of additional cost synergies ($125 million in total).
Vacation Ownership Adjusted EBITDA Margin
We calculate vacation ownership adjusted EBITDA margin by dividing combined vacation ownership adjusted EBITDA by combined vacation ownership revenues excluding reimbursed costs. Cost reimbursements revenue includes direct and indirect costs that property owners' associations and joint ventures we participate in reimburse to us, and relates, predominantly, to payroll costs where we are the employer. Because we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on net income attributable to us because cost reimbursements revenue net of reimbursed costs expense is zero. We consider vacation ownership Adjusted EBITDA margin to be a meaningful measure, and believe it provides useful information to investors, because it represents our Adjusted EBITDA margin on that portion of revenue that impacts adjusted EBITDA attributable to us.